EXHIBIT 3.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/04/2001
                                                             010166043 - 3316503


                          CERTIFICATE OF INCORPORATION
                                       OF
                           PARADISE YOGA RETREATS INC.


FIRST: The name of the corporation is Paradise Yoga Retreats, Inc.

SECOND: The address of the registered office in the State of Delaware is 4406 Tennyson Road, Wilmington, New Castle, County, State of Delaware. The name of its registered agent at such address is Delaware Corporate Agents, inc.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: Eighty Million (80,000,000) shares of common stock with a par value of $0.0001 and Twenty Million (20,000,000) shares of preferred stock with a par value of $0.0001.

FIFTH: The name and mailing address of the incorporator is Jane Goldberg, 4406 Tennyson Road, Wilmington, DE 19802. SIXTH: The powers of the Incorporator(s) shall terminate upon the filing of this Certificate of Incorporation. Following are the name(s) and address(es) of the person(s) who are to serve as director(s) until the first annual meeting of the shareholders or until their successors are elected and qualify: Maureen Brogan, 834 Grand Street #2, Santa Monica, CA 90405, Robert Card, P.O. Box 1389, Ferndale, WA 98248.

SEVENTH: The Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

EIGHTH: No director shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Articles shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders: (ii) for facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of Title 8 of the Delaware Code; (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: Elections of directors need not be by written ballot unless the By-laws of this corporation so provide.

I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, acknowledging the penalty of perjury, hereby declaring and certifying that this instrument is my act and deed and the facts herein stated are true, pursuant to 5 Del. C &103(b)(2) and accordingly have hereunto set my hand on April 4, 2001.


                                    /s/ Jane S. Goldberg
                                    ---------------------------
                                    Jane S. Goldberg
                                    Incorporator

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                 Delivered 02:47 p.m. 05/08/2007
                                                        Filed 02:30PM 05/08/2007
                                                    SRV 070534739 - 3376503 File

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Paradise Yoga Retreats Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

               The name of the Corporation is Ads in Motion, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of May, 2007.


                                    By: /s/ Edward F. Meyers
                                       --------------------------------
                                       Authorized Officer

                                    Title: President
                                          -----------------------------

                                    Name: Edward F. Meyers
                                          -----------------------------
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